Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Four Additions to Senior Management Team

LOS ANGELES, CA − (BUSINESS WIRE) − May 21, 2024 − Broadway Financial Corporation (the “Company” or “Broadway”) (NASDAQ Capital Market: BYFC), the holding company of City First Bank, National Association (the “Bank” and collectively with the Company, “City First Broadway”), today announced the addition of four experienced senior officers to the management team of City First Broadway.  The Board of Directors of City First Broadway announced the appointment of:

•
Zack Ibrahim, as Executive Vice President and Chief Financial Officer (“CFO”) of the Company and the Bank.  Mr. Ibrahim will also be the Principal Financial Officer and Principal Accounting Officer for Broadway; and,

•	Elizabeth Sur, as Executive Vice President, General Counsel, and Chief Risk Officer of both Broadway and the Bank.

In addition, City First Broadway appointed:

•	Elise Adams as Chief Accounting Officer and Senior Vice President; and

•	Gary Castellaw as Corporate Treasurer and Senior Vice President.

Brian Argrett, President and Chief Executive Officer, said, “I am excited to welcome Zack, Liz, Elise, and Gary to City First Broadway.  They are bringing a tremendous combination of experience, knowledge, leadership skills, professionalism, and commitment to excellence that will be invaluable to the organization and help us to continue building a stronger, more expansive, and more impactful City First Broadway.  The addition of their combined talents has raised the overall depth of management and oversight for the organization, which are essential for City First Broadway to successfully create differentiated, transformational leadership in banking services for the low-to-moderate income communities that we are serving and expect to serve in the future.”

“These executives were identified and actively recruited through an extensive, thorough process that began many months ago.  We believe that Zack and Liz possess dynamic leadership skills and deep industry experience that are vital for improving our operations and strengthening our capabilities.  Elise and Gary are highly experienced, talented individuals who will provide further depth for our leadership team and help increase the overall efficiency of City First Broadway.”

These appointments were made, and became effective, as of May 15, 2024.  All of these new executives will be based in Washington, D.C.  As previously announced, Brenda J. Battey, Executive Vice President and Chief Financial Officer will retire by the end of the second quarter.

Zack Ibrahim:

Prior to joining City First Broadway, Mr. Ibrahim was most recently Executive Director, Head of Corporate Finance at Texas Capital Bancshares Inc. (“TCB”) where he led TCB’s Expense Program designed to achieve targeted financial objectives by 2025, as well as projects to develop various strategic roadmaps for scaling the finance department in support of the TCB’s growth strategy, including implementing the Oracle EPBS financial platform and enhancing TCB’s pricing tool system for all lending, capital markets, and deposit pricing decisions.  Previously he was Senior Vice President, Senior Director of Finance at TIAA Bank from May 2019 to April 2022, where he was responsible for financial management and regulatory reporting for multiple departments, which included responsibility for month-end and quarter-end close reporting, maintenance of general ledger accounts, reconciliations between financial and management reports, and managing the deposit and lending pricing models for Consumer and Commercial Banking.

Mr. Ibrahim’s career spans over 20 years and includes experience at other large financial institutions, including Northern Trust Corporation, Regions Financial Corporation, and M&T Bank Corporation.

He earned an M.B.A. with a concentration in Finance and has a Green Belt Certification in Six Sigma process improvements.

Elizabeth F. Sur:

Prior to joining City First Broadway, Ms. Sur was most recently a Managing Director and Regulatory Intelligence executive at Wells Fargo Bank, responsible for identifying regulatory issues, developing sustainable solutions for those issues, and managing and reporting progress in resolving various regulatory matters.  Previously, she was Managing Director and Head of Regulatory Relations for the Americas for Barclays Bank from 2018 to 2022, where she maintained and strengthened the bank’s relationships with prudential and securities regulators, assisted the bank in managing risk in conformity with board and supervisory expectations, managed regulatory exams and commitment tracking on behalf of the bank, and developed strategies for dealing with future regulatory matters.

Ms. Sur’s experience also includes developing an independent credit risk review function, and managing underwriting and credit approval teams for PNC Bank, as well as four years as a partner in a private legal practice, where she provided legal advice and guidance on various transactional and regulatory matters and borrower relationships for clients in the financial services industry.

She is admitted to the Bar in the Commonwealth of Pennsylvania and has been active in a variety of community activities, including the Chester County Medical Reserve Corps, and the Foster-to-Adopt program with the Chester County department of Children, Youth, and Families.  Ms. Sur has also served on the Advisory Board to the Drueding Center, a transitional housing organization run by the Sisters of the Holy Redeemer in Philadelphia, and Calcutta House, an organization that provides housing and other highly supportive services for people living with AIDS in the Philadelphia region.  She has served on various other Boards and in volunteer roles during her career, including with Reinvestment Fund for over 20 years, most recently serving as co-Chair of the Community Facilities Loan Committee and as the Board Vice Chair, where she was a member of the Executive, Audit, and Governance Committees.

Elise Adams:

Prior to joining City First Broadway, Ms. Adams was Chief Accounting Officer and Corporate Controller for EagleBank, where she was responsible for providing oversight of the accounting department and reporting functions, including management of the general ledger, accounts payable, reconciliations, and filings with the Securities and Exchange Commission (“SEC”) and banking regulators.  In this capacity, she was responsible for managing the monthly, quarterly, and annual closing process related to reporting to the SEC, regulators, and the bank’s Board and issuing related press releases.  She also worked with internal and external auditors regarding scheduling and execution of audits of financial statements and internal controls, including testing for compliance with the Sarbanes-Oxley Act.  Previously, she was Chief Financial Officer and Controller with Insight Technology Solutions, LLC, after serving as Treasurer and Senior Vice President with Capital Bank N.A..  Her previous experience also includes serving in various accounting and financial positions, including Chief Financial Officer and Executive Vice President, with Old Line Bank.

Ms. Adams has a Wharton Leadership Certificate and a diploma from the ABA Stonier Graduate School of Banking and a Bachelor of Science in Accounting.

Gary A. Castellaw:

Prior to joining City First Broadway, Mr. Castellaw was Treasurer and Controller for IDEMIA North America, Idemia America Corporation, a manufacturing and services company for smart cards, credit and debit cards and related systems, biometrics, cryptography, and analytics.  Mr. Castellaw was responsible for banking, accounting functions, including audit, accounts receivables, and accounts payables, and finance functions, such as factoring, foreign exchange hedging, debt and equity financings, and monitoring compliance with loan covenants for the firm’s U.S. Operations.  In addition, he managed relationships with audit and tax firms, and successfully implemented new Treasury management software.  Previously, he was Chief Financial Officer and Treasurer for ONDULINE North America, a global manufacturer and distributor of construction and roofing products from 2018 to 2020.

His career includes experience as Senior Vice President - Assistant Treasurer and Investor Relations with ING DIRECT Federal Savings Bank and Controller of the North American Cards Group, Advantage Consumer & Business SBU of CITIBANK.  He also founded Premier Financial & Consulting LLC, which provided comprehensive financial, accounting, and tax services to portfolio companies of pension, private equity, and hedge funds, as well as other entities.  Mr. Castellaw has a long track record in financial leadership across several companies and industries.  He has more than 25 years of global experience across treasury, accounting, financial planning and analysis, tax, and audit.

Mr. Castellaw earned an M.B.A. in Finance and has experience and certifications with OCC/OTS, Bloomberg, and Six Sigma.  He is an Eagle Scout and has been active in coaching girls’ and boys’ basketball and baseball.

About Broadway Financial Corporation

Broadway Financial Corporation operates through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading mission-driven bank that serves low-to-moderate income communities within urban areas in Southern California and the Washington, D.C. market.

About the City First Branded Family

City First Bank offers a variety of commercial real estate loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  City First Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values.  The Bank and the City First network of nonprofits, City First Enterprises, Homes By CFE, and City First Foundation, represent the City First branded family of community development financial institutions, which offer a robust lending and deposit platform.

Stockholders, analysts, and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4601 Wilshire Boulevard, Suite 150, Los Angeles, CA 90010 or contact Investor Relations at the phone number or email address below.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations and capital allocation and structure, are forward-looking statements.  Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward‑looking statements are subject to risks and uncertainties, including those identified below, which could cause actual future results to differ materially from historical results or from those anticipated or implied by such statements.  The following factors, among others, could cause future results to differ materially from historical results or from those indicated by forward‑looking statements included in this press release: (1) the level of demand for mortgage and commercial loans, which is affected by such external factors as general economic conditions, market interest rate levels, tax laws, and the demographics of our lending markets; (2) the direction and magnitude of changes in interest rates and the relationship between market interest rates and the yield on our interest‑earning assets and the cost of our interest‑bearing liabilities; (3) the rate and amount of loan losses incurred and projected to be incurred by us, increases in the amounts of our nonperforming assets, the level of our loss reserves and management’s judgments regarding the collectability of loans; (4) changes in the regulation of lending and deposit operations or other regulatory actions, whether industry-wide or focused on our operations, including increases in capital requirements or directives to increase allowances for credit losses or make other changes in our business operations; (5) legislative or regulatory changes, including those that may be implemented by the current administration in Washington, D.C. and the Federal Reserve; (6) possible adverse rulings, judgments, settlements and other outcomes of litigation; (7) actions undertaken by both current and potential new competitors; (8) the possibility of adverse trends in property values or economic trends in the residential and commercial real estate markets in which we compete; (9) the effect of changes in economic conditions; (10) the effect of geopolitical uncertainties; (11) the discontinuation of LIBOR as an interest rate benchmark; (12) the impact of COVID-19 or other health crises on our future financial condition and operations; (13) the impact of recent volatility in the banking sector due to the failure of certain banks due to high levels of exposure to liquidity risk, interest rate risk, uninsured deposits and cryptocurrency risk; and (14) other risks and uncertainties.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #